UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.___)
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☑	Soliciting Material Pursuant to Section 240.14a-12
Marsh Supermarkets, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

This filing consists of a memorandum sent by William L. Marsh, President and Chief Operating Officer of Marsh Supermarkets, Inc. (the “Company”), to all Company employees on June 21, 2006.

To:	All Marsh Employees

From:	Bill Marsh, President and Chief Operating Officer

Re:	MSH Supermarkets Acquisition
As you may be aware, on Friday, June 16, 2006, we filed preliminary proxy materials with the U.S. Securities and Exchange Commission (“SEC”). The filing contains important information about the pending agreement and plan of merger that provides for the acquisition of Marsh by MSH Supermarkets Holding Corp., an affiliate of Sun Capital Partners IV, LP, and the special meeting of Marsh shareholders. It is possible that SEC review of the proxy statement may take several weeks. I encourage you to visit our website at www.marsh.net under Investor Relations and SEC Filings to read the preliminary proxy statement.
A definitive proxy statement and proxy card will be mailed to all shareholders once the SEC has finished its review. At that point shareholders will be asked to vote for the acquisition. If shareholders approve the merger at the special meeting, holders of both Class A and Class B common stock will be entitled to receive $11.125 per share.
In the interim, if you have any questions regarding the acquisition or the special meeting, please call Doug Dougherty at 317-594-2627 or Mackenzie Partners, our proxy solicitation agent, at 1-800-322-2885.
Where to Find Additional Information
Marsh Supermarkets, Inc. (the “Company”) has filed with the Securities and Exchange Commission (the “SEC”) a preliminary proxy statement and will file with the SEC and mail to its shareholders a definitive proxy statement in connection with the proposed merger with MSH Supermarkets. Investors are urged to carefully read the preliminary proxy statement, the definitive proxy statement, and any other relevant documents filed with the SEC when they become available, because they will contain important information about the Company and the proposed merger. The definitive proxy statement will be mailed to the shareholders of the Company prior to the shareholder meeting. In addition, investors and security holders may obtain free copies of the preliminary proxy statement, and will be able to obtain free copies of the definitive proxy statement, when it becomes available, and other documents filed by the Company with the SEC, at the Web site maintained by the SEC at www.sec.gov. These documents may also be accessed and downloaded for free from the Company’s Web site at www.marsh.net, or copies may be obtained, without charge, by directing a request to Chief Financial Officer, Marsh Supermarkets, Inc., 9800 Crosspoint Boulevard, Indianapolis, Indiana 46256, (317) 594-2100.

Participants in the Solicitation
The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of the Company in connection with the proposed transaction. Information regarding the Company’s directors and executive officers is contained in the Company’s proxy statement relating to its 2005 annual meeting of shareholders, which was filed with the SEC on June 23, 2005. Additional information regarding the interests of participants in the solicitation is contained in the preliminary proxy statement on file with the SEC and will be set forth in the definitive proxy statement filed with the SEC in connection with the proposed transaction.